Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Pricing of Incremental Term Loan and Amendment to Senior Secured Term Loan Facility

ATLANTA, GA — September 19, 2016 — HD Supply Holdings, Inc. (Nasdaq:HDS) today announced that its indirect wholly-owned subsidiary, HD Supply, Inc. (“HD Supply” or the “Company”) has secured commitments from investors to fund a new tranche of term loans in an aggregate principal amount of $550,000,000 priced at 99.50% of the principal amount and bearing interest at a rate of LIBOR plus 2.75% per annum (with no LIBOR floor), which will be reduced to a rate of LIBOR plus 2.50% per annum upon the Company reaching a total consolidated leverage ratio of 3.0x or less.  As previously announced, the Company intends to use the proceeds of such new tranche of term loans, together with cash on hand and borrowings under its existing ABL Credit Facility, to redeem its outstanding $1,275,000,000 aggregate principal amount of 7.50% Senior Notes due 2020 (the “7.50% Senior Notes”) and to pay related fees and expenses.

The Company has also reached an agreement to amend its Senior Secured Term Loan Facility to eliminate its LIBOR floor by means of a replacement tranche bearing interest at a rate of LIBOR plus 2.75% per annum that will replace the remaining principal outstanding from the existing tranche of term loans.

The transaction is expected to close on October 17, 2016, subject to customary closing conditions.  The Company expects the total cost of this transaction, including call premium on the 7.50% Senior Notes to be redeemed and discount on the new term loan, will be approximately $55 million.  Total annual interest savings is expected to be approximately $65 million.

This press release is for informational purposes only and does not constitute a notice of redemption under the indenture governing the 7.50% Senior Notes or an offer to sell or purchase nor the solicitation of an offer to sell or purchase any 7.50% Senior Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in maintenance, repair and operations, infrastructure and specialty construction sectors. Through approximately 500 locations across 48 states and six Canadian provinces, the company’s approximately 13,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements and Preliminary Results

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management’s beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those “Risk factors” in our annual report on Form 10-K, for the fiscal year ended January 31, 2016, filed on March 18, 2016 and those described from time to time in our, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.